                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES

SUBSIDIARY                              JURISDICTION OF INCORPORATION
----------                              -----------------------------
Knowledge Discovery One, Inc.           Delaware
Net Perceptions Limited                 United Kingdom
Net Perceptions Limited                 Hong Kong
Net Perceptions GmbH                    Germany
Net Perceptions Singapore Pte Ltd       Singapore
Net Perceptions Canada, Inc.            Canada
Net Perceptions BV                      Netherlands